                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       GLOBAL PHARMACEUTICAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        GLOBAL PHARMACEUTICAL CORPORATION


Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Tuesday, June 24, 1997 at 10:00 A.M., Eastern Standard Time, at CoreStates Centre Square, 1500 Market Street, 41st Floor, Room 3, Philadelphia, Pennsylvania.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors and to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company.

         At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

         Thank you for your cooperation.


                                     Very truly yours,



                                     /s/ Max L. Mendelsohn
                                     -----------------------------------------
                                     MAX L. MENDELSOHN
                                     President and Chief Executive Officer


May 16, 1997

                        GLOBAL PHARMACEUTICAL CORPORATION
                          Castor and Kensington Avenues
                        Philadelphia, Pennsylvania 19124

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 1997

                           ---------------------------



         To the Stockholders of Global Pharmaceutical Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Global Pharmaceutical Corporation (the "Company") will be held on Tuesday, June 24, 1997 at 10:00 A.M., Eastern Standard Time, CoreStates Centre Square, 1500 Market Street, 41st Floor, Room 3, Philadelphia, Pennsylvania, for the following purposes:

                  (1) To elect eight directors to serve for the ensuing year.

                  (2) To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

                  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 1, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                             By Order of the Board of Directors


                                             CORNEL C. SPIEGLER
                                             Secretary

Philadelphia, Pennsylvania
May 16, 1997

                        GLOBAL PHARMACEUTICAL CORPORATION
                          Castor and Kensington Avenues
                        Philadelphia, Pennsylvania 19124

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                               GENERAL INFORMATION


General

         This Proxy Statement (first mailed to stockholders on or about May 16, 1997) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Global Pharmaceutical Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 24, 1997, at 10:00 A.M., Eastern Standard Time, at CoreStates Centre Square, 1500 Market Street, 41st Floor, Room 3, Philadelphia, Pennsylvania.

         It is proposed that at the Annual Meeting: (i) eight directors will be elected and (ii) the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997 will be ratified.

         Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy and (ii) the appointment of Price Waterhouse LLP as the independent accountants of the Company.

         Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy and "for" the ratification of the appointment of Price Waterhouse LLP as the independent accountants of the Company, and in accordance with their best judgment on any other matters that may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

         On May 1, 1997, there were 4,286,871 shares of Common Stock outstanding, each of which shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 1, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

         The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Price Waterhouse LLP.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of May 1, 1997 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


        Name and Address of Beneficial Owner                 Amount and Nature of        Percentage of
        ------------------------------------                Beneficial Ownership of       Common Stock
                                                                 Common Stock            -------------
                                                            ----------------------

Frederick R. Adler(1)............................                 625,300                  14.5 %
   1520 South Ocean Boulevard
   Palm Beach, FL 33480
Philip R. Chapman(2).............................                       0                       *
   c/o Adler & Company
   100 First Stamford Place
   Stamford, CT 06902
Gary Escandon(3).................................                  68,227                   1.6 %
   c/o Alvaro P. Escandon, Inc.
   17 Prospect Street
   Highlands, NJ 07732
George F. Keane(4)...............................                  20,001                       *
   c/o The Common Fund
   450 Post Road East
   Westport, CT 06881
Max L. Mendelsohn(5).............................                 125,988                   2.9 %
   c/o Global Pharmaceutical Corporation
   Castor and Kensington Avenues
   Philadelphia, PA 19124


John W. Rowe, M.D.(6)............................                  20,001                       *
   c/o Mount Sinai Medical Center
   1 Gustave L. Levy Place
   New York, NY 10029
Udi Toledano(7)..................................                 198,425                   4.6 %
   545 Madison Avenue
   Suite 800
   New York, NY 10022
Richard N. Wiener................................                       0                       *
   Stern, Wiener & Levy
   950 Third Avenue
   New York, NY  10022
Pieter Groenewoud(8).............................                  17,602                       *
   c/o Global Pharmaceutical Corporation
   Castor and Kensington Avenues
   Philadelphia, PA 19124
Cornel Spiegler(9)...............................                  31,019                       *
   c/o Global Pharmaceutical Corporation
   Castor and Kensington Avenues
   Philadelphia, PA 19124
Gary R. Dubin(10)................................                 527,876                  12.3 %
   4748 Tivoli Avenue
   Sarasota, FL 34235
Merck KGaA(11)...................................                 250,000                   5.7 %
   Frankfurter Strasse 250
   D-64239
   Darmstadt, Germany
Oppenheimer Funds, Inc. (12) ....................                 240,000                   5.6 %
   Two World Trade Center, Suite 3400
   New York, NY  10048-0203
T. Rowe Price Associates, Inc. (13) .............                 350,000                   8.2 %
   100 E. Pratt Street
   Baltimore, MD   21202

All directors and executive officers as a group                 1,109,563                  25.0 %
(14) persons)(1)(2)(3)(4)(5)(6)(7)(8)(9).........
-----------------------------

*  Less than one percent.

         (1) Includes 136,495 shares of Common Stock held by 1520 Partners, Ltd., a limited partnership of which Mr. Adler is the general partner. Mr. Adler may be deemed to be the beneficial owner of the shares of Common Stock held by 1520 Partners, Ltd., with respect to which shares Mr. Adler disclaims beneficial ownership. Also includes a warrant to purchase 17,500 shares of Common Stock which may be exercised within 60 days.

         (2) Does not include 50,000 shares of Common Stock owned by a limited partnership of which Mr. Chapman's wife is the sole general partner.

         (3) Includes 7,500 shares of Common Stock owned by the Alvaro P. Escandon Inc. Money Purchase Pension Plan dated 12/1/80, with respect to which Mr. Escandon disclaims beneficial ownership. Also includes a warrant to purchase 3,500 shares of Common Stock which may be exercised within 60 days.

         (4) Consists of options immediately exercisable for 16,667 shares of Common Stock and options to purchase 3,334 shares of Common Stock exercisable within 60 days.

         (5) Includes options to purchase 39,722 shares of Common Stock and a warrant to purchase 3,500 shares of Common Stock which may be exercised within 60 days.

         (6) Consists of options immediately exercisable for 16,667 shares of Common Stock and options to purchase 3,334 shares of Common Stock exercisable within 60 days.

         (7) Includes 68,568 shares of Common Stock owned by Mr. Toledano's wife and 22,529 shares of Common Stock owned by a trust for the benefit of minor children of Mr. Toledano, all of which shares Mr. Toledano disclaims beneficial ownership. Also includes warrants to purchase 14,000 shares of Common Stock exercisable within 60 days.

         (8) Includes options to purchase 14,583 shares of Common Stock which may be exercised within 60 days.

         (9) Includes options to purchase 21,000 shares and a warrant to purchase 3,500 shares of Common Stock which may be exercised within 60 days.

         (10) Includes 137,489 shares of Common Stock owned by the Dubin Family Trust for the benefit of Mr. Dubin's wife and grandchildren, with respect to which Mr. Dubin disclaims beneficial ownership.

         (11) Includes 100,000 shares of Common Stock currently exercisable pursuant to common stock purchase warrants. Does not include a currently indeterminate number of shares of Common Stock underlying another series of common stock purchase warrants (the "Merck B Warrants") issued to Merck KGaA. The actual number of shares contingently issuable under the Merck B Warrants are to be based upon future gross profit of the Company arising from (i) an agreement between a subsidiary of Merck KGaA and the Company and (ii) other products mutually agreed to by the Company and Merck KGaA, but in no event in excess of 700,000 shares.

         (12) The source of this information is the Schedule 13G, dated February 5, 1997, filed with the Securities and Exchange Commission. Such
         Schedule 13G reported that Oppenheimer Funds, Inc. shared power to dispose or to direct the disposition of 240,000 shares which is beneficially owned.

         (13) The source of this information is the Schedule 13G, dated February 14, 1997 filed with the Securities & Exchange Commission. Such Schedule 13G reported that these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

                  Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages and the year in which each became a director and their principal occupations or employment during the past five years are as follows:

                      Name                            Age       Director                     Position
                      ----                            ---       --------                     --------
                                                                 Since
                                                                 -----
 Max L. Mendelsohn...........................         63         1993      President, Chief Executive Officer and a Director
 Frederick R. Adler..........................         72         1995      Director
 Philip R. Chapman...........................         35         1995      Director
 Gary Escandon...............................         49         1995      Director
 George F. Keane.............................         67         1995      Director
 John W. Rowe, M.D. .........................         52         1995      Director
 Udi Toledano................................         46         1995      Director
 Richard N. Weiner...........................         56         1997      Director
------------------



         Max L. Mendelsohn has been President and Chief Executive Officer of the Company since September 1995. From 1970 to 1990, Mr. Mendelsohn was President and Chief Executive Officer of Barre-National, Inc., a manufacturer of liquid pharmaceutical products. From 1991 to 1995, Mr. Mendelsohn served as Vice President of Business Development of Pharmakinetics Laboratories, Inc., a provider of clinical and analytical services to United States and Canadian pharmaceutical companies. Mr. Mendelsohn has been a director of the Generic Pharmaceutical Industry Association since 1987 and has served as Secretary-Treasurer of that organization since March 1997.

         Frederick R. Adler has been a director of the Company since April 1995, and also served as a director of the Company from December 1993 through February 1995. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. Since January 1, 1997, Mr. Adler has been of counsel to the law firm of Fulbright & Jaworski L.L.P. From January 1991 to December 1996, Mr. Adler was a retired senior partner of Fulbright & Jaworski L.L.P. and for more than five years prior thereto was a senior partner in that firm. Mr. Adler is also Chairman of the Executive Committee and a director of Data General Corporation, a computer company; Chairman and a director of Shells Seafood Restaurants, Inc., a restaurant company; a director of Prime Cellular, Inc., a wireless communications company; a director of USA Detergents, Inc., a household products company; and a director of various private companies. From 1977 until 1995, Mr. Adler served as a trustee of the Teachers' Insurance & Annuity Association. The Company retained Fulbright & Jaworski L.L.P. during 1996 to provide legal services to the Company.

         Philip R. Chapman has been a principal in Adler & Company, a venture capital management firm, since 1991 and became a General Partner in 1995. Mr. Chapman is the son-in-law of Frederick R. Adler, a director of the Company. Prior to joining Adler & Company, Mr. Chapman was a senior consultant with Booz Allen & Hamilton International, a management consulting company based in London. Mr. Chapman is a director of Integrated Packaging Assembly Corp., a semi-conductor packaging company, as well as of a number of private companies. Mr. Chapman served as Executive Vice President and President of the Company during a portion of 1995.

         Gary Escandon is President of Alvaro P. Escandon Inc., a domestic and international supplier of home furnishing textile piece goods that he organized in 1978. From 1991 to 1995, Mr. Escandon was President of Refreshment Service Corp. and from 1974 to 1978, served as Director of Sales Promotion at The Mennen Company, a manufacturer of health and beauty aids. From 1972 to 1974, Mr. Escandon served as Sales Promotion Coordinator at Bristol-Myers Company. Mr. Escandon has served on the Board of Trustees of Muhlenberg College since 1993.

         George F. Keane was the founding Chief Executive Officer of the Common Fund and served in that capacity from 1971 to 1993 and as President Emeritus and Senior Investment Advisor until June 1996. As a non-profit organization, the Common Fund invests funds on behalf of a consortium of educational institutions. Since 1988, Mr. Keane has been the President of Endowment Advisers, Inc., a registered investment advisor, and he is currently President Emeritus and Senior Investment Advisor of Endowment Advisers, Inc. Mr. Keane has served as Chairman of the Board of Trigen Energy since July 1994. Mr. Keane also serves on several other boards, including as a director and Chairman of the Investment Committee of the United Negro College Fund since 1982; a director of RCB Trust Company since 1991; a director of the Bramwell Funds, Inc., a registered investment company, since August 1994; a director of Universal Stainless & Alloy Products, Inc., a manufacturer of specialty steel products, since 1994; a director of the National Association of College and University Business Officers since 1993; a director of the School, College and University Underwriters Ltd., Bermuda since 1986; a director of the United Educators Risk Retention Group since 1989; a member of the Investment Advisory Committee for New York State Common Retirement Fund since 1982; a trustee of the Nicholas-Applegate Investment Trust, a registered investment company, since January 1993; a trustee of Fairfield University since 1993; and a trustee of Endowment Realty Investors, Inc., a real estate investment trust, since January 1988.

         John W. Rowe, M.D. is President and Chief Executive Officer of The Mount Sinai School of Medicine and The Mount Sinai Medical Center in New York City, where he also serves as a Professor of Medicine and of Geriatrics and Adult Development. Before joining Mount Sinai in 1988, Dr. Rowe was Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School and Chief of Gerontology at Beth Israel Hospital. He has authored over 200 scientific publications, most of them concerning the basic biology and physiology of the aging process, as well as several textbooks on geriatric medicine. Since 1985, Dr. Rowe has been a director of the MacArthur Foundation Research Network on Successful Aging. From 1987 to 1993, Dr. Rowe served on the Board of Governors of the American Board of Internal Medicine. Since 1989, Dr. Rowe has been a member of the Institute of Medicine of the National Academy of Sciences and Chair, Council on Biomedical Research and Development of the New York Academy of Medicine. Dr. Rowe has been a participant and a member of numerous medical committees and advisory panels and is the recipient of many awards and honors within the medical community.

         Udi Toledano has been the President of Andromeda Enterprises, Inc., a private investment company, since December 1993 and Chairman of the Board of Alyn Corporation, a manufacturer of advanced materials, since January 1997. Since May 1996, Mr. Toledano has served as a director of HumaScan Inc., a manufacturer of medical devices. Mr. Toledano was the President of CR Capital Inc., a private investment company, from 1983 to December 1993. Mr. Toledano has been a director of Universal Stainless & Alloy Products, Inc., a manufacturer of specialty steel products, since July 1994, and a director of Pudgie's Chicken, Inc., a national fast food chain, since January 1993.

         Richard N. Weiner has been a partner of Stern, Wiener & Levy LLP, a New York City law firm since 1980. Since 1980 he has served as Secretary and a director of Barclay Optical Companies, a franchise of Cohen Fashion Optical.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors to hold office for such term as may be prescribed by the Board of Directors.

COMMITTEES

         The Board of Directors of the Company has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. During the fiscal year ended December 31, 1996, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of the committee of the Board on which he served. The Board of Directors held three meetings during the fiscal year ended December 31, 1996.

         The Executive Committee, established in September 1995, currently consists of Messrs. Mendelsohn, Chapman and Toledano. The Executive Committee has all the powers of the Company's Board of Directors except that it is not authorized to amend the Company's Certificate of Incorporation, declare any dividends or issue shares of the capital stock of the Company. The Executive Committee met five times during the fiscal year ended December 31, 1996, with all members of the Committee in attendance.

         The Audit Committee, established in October 1995, currently consists of Mr. Toledano, as Chairman, and Messrs. Adler, Chapman, Escandon and Keane and Dr. Rowe. The Audit Committee reviews with the Company's independent accountants the scope and timing of their audit services, any other services they are asked to perform, the report of independent accountants on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent accountants for the ensuing year. The Audit Committee met one time during the fiscal year ended December 31, 1996 with all members of the Committee in attendance except for Mr. Adler.

         The Compensation Committee, established in October 1995, currently consists of Mr. Escandon, as Chairman, and Messrs. Adler, Keane and Mendelsohn. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. Prior to the formation of the Stock Option Committee in March 1997, the Compensation Committee also administered the 1995 Stock Incentive Plan (the "1995 Plan"). The Compensation Committee met three times during the fiscal year ended December 31, 1996 with all members of the Committee in attendance.

         The Stock Option Committee, established in March 1997, currently consists of Mr. Escandon, as Chairman, and Messrs. Adler and Keane. The Committee reviews the stock option benefits of all officers of the Company and other participants in the 1995 Plan and makes recommendations to the Board of Directors, reviews general policy matters relating to stock options proposed to be granted to employees of the Company and administers the 1995 Plan. The Stock Option Committee has not held a meeting to date.

         In March 1997, the Board of Directors authorized the formation of the Scientific Advisory Board to be chaired by Dr. Rowe. See "Certain Transactions."

COMPENSATION OF DIRECTORS

         Members of the Board of Directors of the Company received no annual remuneration for acting in that capacity during the fiscal year ended December 31, 1996. The Company's non-employee directors were paid $500 (plus reasonable expenses) for each attended meeting of the Board of Directors or committee thereof. Pursuant to the terms of the 1995 Plan, each non-employee director who was not a director of the Company on or before September 1, 1995 is granted an option to purchase 10,000 shares of Common Stock on the first business day after the Annual Meeting of Stockholders at which such non-employee director is elected. In June 1996, pursuant to the 1995 Plan, each of Mr. Keane and Dr. Rowe were granted options to purchase 10,000 shares of Common Stock at an exercise price of $10.50 per share. The 1995 Plan was amended in March 1997 to provide that each person who is elected as a director at any time other than at an Annual Meeting of Stockholders shall receive options to purchase 10,000 shares of Common Stock on the date of such election in lieu of the Director options to be granted after the Company's next Annual Meeting. In accordance with such amendment, Mr. Weiner received options in March, 1997 to purchase 10,000 shares of Common Stock at an exercise price of $8.50.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, the Company's directors, officers and beneficial owners of ten percent or more of the Company's Common Stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended, except for a late filing of a Form 3 by Richard N. Weiner.

VOTE REQUIRED

         The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

                  THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE EIGHT NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to the Company's current President and Chief Executive Officer and the Company's other two most highly compensated executive officers for 1995 and 1996. None of the persons listed on the table were employees of the Company in 1994. No other person received in excess of $100,000 of compensation from the Company during 1996.



                                             SUMMARY COMPENSATION TABLE

                                                               Annual                                   Long-Term
                                                            Compensation                              Compensation
                                        ---------------------------------------------------------     ------------
     Name and Principal Position        Year      Salary ($)        Bonus ($)       Other Annual        Options (#)
     ---------------------------        ----      ----------        ---------     Compensation ($)     -----------
                                                                                  ----------------


Max L. Mendelsohn, President and        1996        $150,001(1)           --         23,368(2)                 --
Chief Executive Officer                 1995        $ 50,193(3)           --               --                65,000

Cornel C. Spiegler, Chief Financial     1996        $131,144              --               --                  --
Officer and Vice                        1995        $ 31,250 (4)   $25,000(5)              --                36,000
President--Administration

Pieter J. Groenewoud, Vice              1996        $107,827              --               --                  --
President--Product Development          1995        $ 21,808(6)           --               --                25,000

----------------------

(1)      The salary excludes $28,558 that was earned by Mr. Mendelsohn in 1995 and paid to him in 1996.
(2)      Represents  life  insurance  and  long-term  disability  insurance  along with  gross-up tax payments with respect to such insurance payments in the amount of $17,895 for 1996 and $5,473 paid in 1996 for life insurance and related gross-up tax payments for premiums due in 1997.
(3)      Mr.  Mendelsohn has served as President and Chief  Executive  Officer of the Company since September 1995.
         The salary includes $28,558 that was earned by Mr. Mendelsohn in 1995 and paid to him in 1996.
(4)      Mr.  Spiegler has served as Chief  Financial  Officer and Vice President -  Administration  of the Company
         since September 1995.
(5)      Bonus earned in 1995 and paid in 1996.
(6)      Mr.  Groenewoud  has served as Vice President - Product  Development  of the Company since May 1996.  From
         October 1995 to May 1996, Mr. Groenewoud served as Chief Operating Officer.


         The following table sets forth information with respect to unexercised stock options held at December 31, 1996 by the persons named in the Summary Compensation Table. There were no exercises of options to purchase Common Stock by such individuals during the fiscal year ended December 31, 1996.

         There were no option grants to the persons named on the Summary Compensation Table during the fiscal year ended December 31, 1996.


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                            FISCAL YEAR-END OPTION VALUES

                                        Number of Unexercised                  Value of Unexercised
                                           Options Held at                   in-the-Money Options at
                                           Fiscal Year End                    Fiscal Year End($)(1)
                                   -------------------------------            ---------------------

Name                                Exercisable      Unexercisable      Exercisable      Unexercisable
----                                -----------      -------------      -----------      -------------

Max L. Mendelsohn............         28,889            36,111               0                 0

Cornel C. Spiegler...........         15,000            21,000               0                 0

Pieter J. Groenewoud.........         10,417            25,583               0                 0

(1)      Computed based on the  difference  between the closing bid price per share of the Common Stock of $6.75 on
         December 31, 1996 and the exercise price.


Employment Agreements

         Max L. Mendelsohn, Pieter J. Groenewoud and Cornel C. Spiegler have entered into three-year employment agreements with the Company for the position of President and Chief Executive Officer; Vice President, Product Development; and Chief Financial Officer and Vice President--Administration;

respectively, effective September 1995, May 1996, and September 1995. Messrs. Mendelsohn's, Groenewoud's and Spiegler's employment agreements provide for a base annual salary of $150,000, $90,000 and $125,000, respectively, which may be increased annually at the discretion of the Board of Directors, as well as stock options and a customary benefits package. Under Mr. Mendelsohn's employment agreement, he may be eligible for a performance-based bonus equal to $30,000 which amount was not earned in 1996.

         At the Company's option, the term of each of Messrs. Mendelsohn's, Groenewoud's and Spiegler's employment agreement may be extended for one additional year. The employment agreements of Messrs. Mendelsohn, Groenewoud and Spiegler prohibit them from (i) competing with the Company for one year following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. If one of those employees is discharged without cause (as defined in such employee's agreement), the Company shall continue to pay such employee at his then current salary for the longer of six months or the remainder of the agreed upon employment period.

         In connection with his employment agreement, the Company granted Mr. Mendelsohn an option to purchase 12,500 shares of Common Stock at $5.75 per share and granted to him in December 1995 an additional option to purchase 52,500 shares of Common Stock at $8.50 per share. The options vest in equal monthly installments on the last day of each month occurring in the 36-month period beginning September 1, 1995, subject to Mr. Mendelsohn's continued employment. The options will become fully vested if Mr. Mendelsohn's employment is terminated under certain circumstances, including a termination by the Company without cause.

         In December 1995, in connection with his employment agreement, the Company granted Mr. Groenewoud an option to purchase 25,000 shares of Common Stock at $8.50 per share. One-third of the option vested on October 1, 1996 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on October 1, 1996, in each case based on Mr. Groenewoud's continued employment during that time.

         In connection with his employment agreement, in December 1995 the Company granted Mr. Spiegler an option to purchase 36,000 shares of Common Stock at $8.50 per share. One-third of the option vested on September 27, 1996 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on September 27, 1996, in each case based on Mr. Spiegler's continued employment during that time.

         At various times during 1996 and 1997, Joseph Storella, Marc Feinberg, Mitchell Goldberg and Seymour Hyden entered into three-year employment agreements with the Company for the position of Vice President-Operations; Vice President-Quality Assurance and Regulatory Affairs; Vice President-Sales and Marketing; and Vice President-Scientific and Technical Affairs; respectively. Messrs. Storella's, Feinberg's and Goldberg's and Dr. Hyden's employment agreements provide for a base annual salary of $130,000, $130,000, $110,000 and $130,000, respectively, which may be increased annually at the discretion of the Board of Directors, as well as stock options and a customary benefits package. Under Mr. Goldberg's employment agreement, he received a sign-on bonus of $10,000. In addition, he may be eligible for certain performance-based bonuses in 1997 in the amount of $5,000 per quarter in the event that the Company reaches certain projected sales goals, which amount shall be proportionally increased in the event that such goals are exceeded, and $10,000 per quarter in 1998 in the event that such projections are met.

         The term of each of Messrs. Storella's, Feinberg's and Goldberg's and Dr. Hyden's employment agreement may be extended. The employment agreements of Messrs. Storella, Feinberg and Goldberg and Dr. Hyden prohibit them from (i) competing with the Company for one year following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. If Mr. Goldberg is discharged without cause (as defined in his agreement), the Company shall continue to pay Mr. Goldberg his then current salary for the lesser of six months or the remainder of the agreed upon employment period. If Messrs. Storella or Feinberg or Dr. Hyden is discharged without cause (as defined in such employee's agreement), the

Company shall continue to pay such employee his then current salary for a period of six months.

         In 1996, in connection with his employment agreement, the Company granted Mr. Storella an option to purchase 36,000 shares of Common Stock at $9.13 per share. One-third of the option vests on May 20, 1997 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on May 20, 1997, in each case based on Mr. Storella's continued employment during that time.

         In 1996, in connection with his employment agreement, the Company granted Mr. Feinberg an option to purchase 36,000 shares of Common Stock at $8.38 per share. One-third of the option vests on October 14, 1997 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on October 14, 1997, in each case based on Mr. Feinberg's continued employment during that time.

         In 1997, in connection with his employment agreement, the Company granted Mr. Goldberg an option to purchase 36,000 shares of Common Stock at $8.50 per share. One-third of the option vests on March 17, 1998 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on March 17, 1998, in each case based on Mr. Goldberg's continued employment during that time.

         In 1997, in connection with his employment agreement, the Company granted Dr. Hyden an option to purchase 36,000 shares of Common Stock at $8.25 per share. One-third of the option vests on March 31, 1998 and the remaining two-thirds vests in monthly installments over the 24-month period beginning on March 31, 1998, in each case based on Dr. Hyden's continued employment during that time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Merck KGaA Relationship

         The Company has entered into agreements with Merck KGaA, a German corporation and a stockholder of the Company, and two of its indirect subsidiaries, Genpharm, Inc. ("Genpharm") and Dey Laboratories, Inc. ("Dey"), concerning the Company's serving as a secondary site manufacturer for a minimum of 30% of Genpharm's United States requirements of Ranitidine, the generic version of the brand name drug Zantac (the "Genpharm Agreement"), and the distribution of certain of the Company's generic products through Dey. Merck KGaA owns 150,000 shares of Common Stock of the Company, holds warrants to acquire 100,000 shares and has the right to acquire warrants to purchase additional shares. See "Beneficial Ownership of Common Stock by Certain Stockholders and Management."

         In January 1997, the Company entered into an amendment to the Genpharm Agreement (the "Amendment"), pursuant to which the Company will package a minimum of 30% of Genpharm's United States Ranitidine 1 production requirements based on a five-year cost-plus and percentage of profits compensation arrangement following Genpharm's receipt of the requisite FDA Ranitidine approvals. In addition to the manufacture and distribution of Ranitidine, the Amendment provides the Company with the opportunity to develop products with the assistance of Merck KGaA that are marketed outside the U.S.

         The Company paid legal fees in the amount of $5,789 to Stern, Wiener and Levy during 1996 in connection with the amendment to the Genpharm Agreement. Richard Wiener, a director of the Company, is a partner at Stern, Wiener & Levy.

SCIENTIFIC ADVISORY BOARD

         In March 1997, the Board of Directors authorized the formation of a Scientific Advisory Board to be chaired by Dr. Rowe. As Chairman, Dr. Rowe will receive an initial stipend of $30,000 along with options to purchase 15,000 shares of Common Stock having an exercise price equal to the fair market value on the date of the grant. Dr. Rowe will also receive an annual grant of an option to purchase 5,000 shares of Common Stock as well as an option to purchase 1,000 shares of Common Stock for each meeting attended, with a maximum of four meetings per year. Each other member of the Scientific Advisory Board will receive an option to purchase 2,000 shares of Common Stock on the date of joining the board, a stipend of $1,000 per meeting and a grant of an option to purchase 750 shares of Common Stock for each meeting attended, with a maximum of four meetings per year.

                   PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997. Price Waterhouse LLP audited the financial statements of the Company for the fiscal year ended December 31, 1996. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company no later than January 16, 1998 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                         By Order of the Board of Directors

                                         CORNEL C. SPIEGLER
                                         Secretary
Dated:  May 16, 1997

                        GLOBAL PHARMACEUTICAL CORPORATION


            This Proxy Is Solicited By The Board Of Directors For The Annual Meeting Of Stockholders To Be Held On June 24, 1997


         The undersigned, a stockholder of Global Pharmaceutical Corporation (the "Corporation"), hereby constitutes and appoints Max L. Mendelsohn and Cornel C. Spiegler and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 24, 1997, and at any and all adjournments or postponements thereof, as follows:

         (1)      ELECTION OF DIRECTORS


         [ ]      FOR the nominees listed below     [ ]    WITHHOLDING AUTHORITY
                  (except as marked to the                   to vote for all the
                  contrary below)                          nominees listed below


(INSTRUCTIONS:    To withhold authority to vote for any individual nominee,
                  strike a line through the nominee's name in the list below.)

Nominees: Frederick R. Adler, Philip R. Chapman, Gary Escandon, George F. Keane,
          Max L. Mendelsohn, John W. Rowe, Udi Toledano and Richard N. Weiner

     (2)  PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP

                  [ ]  FOR    [ ]  AGAINST     [ ]  ABSTAIN

     (3) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.


                                                   (Continued on reverse side.)

(Continued)



         Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors and FOR Proposal 2.

         Any and all proxies heretofore given by the undersigned are hereby revoked.


                                            Dated:________________________
                                            ______________________________
                                            ______________________________
                                            Please sign exactly as your name(s)
                                            appear hereon. If shares are held by
                                            two or more persons each should
                                            sign. Trustees, executors and other
                                            fiduciaries should indicate their
                                            capacity. Shares held by
                                            corporations, partnerships,
                                            associations, etc. should be signed
                                            by an authorized person, giving full
                                            title or authority.

            Please Date, Sign and Mail in the Enclosed Reply Envelope